SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2003
FILE NUMBER 811-5686
SERIES NO.: 7

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $7,951
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $2,090
              Class C                        $  541


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.1890
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1590
              Class C                        $000.1590


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                         42,220
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                         13,184
              Class C                          3,289


74V.     1.   Net asset value per share (to nearest cent)
              Class A                        $ 8.10
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $ 8.11
              Class C                        $ 8.10